 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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First Hartford Corporation

(Name of Registrant as Specified In Its Charter)

____________________________________________________________

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FIRST HARTFORD CORPORATION

P.O. Box 1270

149 Colonial Road

Manchester, CT 06045-1270

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

January 17, 2018

We will hold the FY 2017 annual meeting of shareholders (the “Annual Meeting”) of First Hartford Corporation, a Maine corporation (the “Company”), at The Hartford Club – 46 Prospect Street, Hartford, CT on Wednesday, January 17, 2018 at 10:00 a.m. local time.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

1.                The election of five (5) directors nominated to serve on the Company’s Board of Directors.

2.                To approve the Company suspending or terminating its filing obligations with the U.S. Securities and Exchange Commission, also called “Going Dark”, once the Company is eligible.

3.                The conduct of other business if properly raised before the Annual Meeting or any adjournments thereof.

The Board of Directors of the Company believes that the election of the director nominees being submitted to the shareholders is in the best interests of the Company and its shareholders and urges you to vote “FOR ALL” of the director nominees.

The Board of Directors has fixed the close of business on November 21, 2017 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

All shareholders are invited to attend the Annual Meeting.  Whether or not you contemplate attending the Annual Meeting, we suggest that you promptly mark, sign and return the enclosed proxy in the accompanying envelope.  In the event that you attend the Annual Meeting, you may vote in person, even if you have returned a proxy.  You may also revoke the proxy that you have submitted at any time before it is exercised by delivering a properly executed, later-dated proxy or a written revocation of your proxy to the Secretary of the Company at any time before the proxies are voted at the Annual Meeting.

Your vote is important.  To vote your shares, please mark, sign, and date the enclosed proxy and promptly mail it to the Company in the enclosed return envelope.

December 11, 2017	By Order of the Board of Directors,
Neil H. Ellis
Chairman

Proxy Statement	Page 1	First Hartford Corporation

PROXY STATEMENT

TO THE EXTENT THAT INFORMATION INCLUDED IN THIS PROXY STATEMENT CONFLICTS WITH INFORMATION INCLUDED IN PART III OF THE COMPANY’S FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2017, THE DISCLOSURES MADE IN THIS PROXY STATEMENT SUPERSEDE THE DISCLOSURES MADE IN PART III OF THE COMPANY’S FORM 10-K FOR SUCH YEAR.

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of First Hartford Corporation for use at the FY 2017 annual meeting of shareholders of First Hartford Corporation (the “Annual Meeting”) or any adjournments thereof.  This proxy statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to shareholders of record on or about December 11, 2017.  References in this proxy statement to the “Company,” “First Hartford,” “we,” “us,” and “our” refer to First Hartford Corporation.

First Hartford is a Maine corporation founded in 1909.  First Hartford engages in the purchase, development, ownership, management and sale of real estate and provides preferred developer services for two corporate franchise operators.

QUESTIONS AND ANSWERS

Questions and answers about these proxy materials and the Annual Meeting are as follows:

Question:	Where and when will the Annual Meeting be held?
Answer:

We will hold the Annual Meeting on Wednesday, January 17, 2018 at 10:00 a.m., local time, at The Hartford Club – 46 Prospect Street, Hartford, CT for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Question:	On what proposals am I being asked to vote?

Answer:	1.	The election of five directors, Neil H. Ellis, John Toic, Jeffrey M. Carlson, William M. Connolly, and Jonathan R. Bellock nominated to serve on the Company’s Board of Directors;
	2.	To approve the Company suspending or terminating its filing obligations with the U.S. Securities and Exchange Commission, also called “Going Dark”, once the Company is eligible; and.
	3.	The conduct of other business if properly raised before the Annual Meeting or any adjournments thereof.
Question:	How will my proxy be voted?
Answer:

Shares of our common stock represented by properly executed proxies received in time for the Annual Meeting, unless previously revoked, will be voted at the Annual Meeting as specified by the shareholders on the proxies.  If a proxy is returned without voting instructions on a particular matter, the shares represented will be voted “FOR ALL” of the director nominees.

Question:	Once I send in my proxy, may I revoke it and change my vote?
Answer:	If you give a proxy, you have the power to revoke it at any time before it is voted. You can do so in one of three ways:

Proxy Statement	Page 2	First Hartford Corporation

  First, you can send a written, signed notice to our Secretary at the address given below stating that you revoke your proxy.

  Second, you can complete and sign a new proxy card stating that you revoke your earlier proxy and send it to our Secretary at the address given below.

  Third, you can attend the Annual Meeting and vote in person with proper state issued identification.  If you elect to vote in person, you must inform the corporate secretary at or before the start of the meeting so that your earlier proxy can be cancelled.

You should sign and send any written notice or new proxy card to Jeffrey M. Carlson, Secretary, First Hartford Corporation, P.O. Box 1270, 149 Colonial Road, Manchester, Connecticut 06045-1270.  You may request a new proxy card by calling Mr. Carlson at (860) 646-6555.

Question:	Which shareholders will be entitled to receive notice of and vote at the Annual Meeting?
Answer:

Only shareholders of record at the close of business on November 21, 2017, the “record date”, will be entitled to receive notice of and vote at the Annual Meeting.  As of November 4, 2017, as a date as close as possible to the record date of November 21, 2017, there were 2,315,799 shares of common stock of the Company issued and outstanding.

Question:	How many votes will be allocated to each share for voting at the Annual Meeting?
Answer:	Each share of Company common stock is entitled to one (1) vote on each matter on which holders of Company common stock are entitled to vote.
Question:	What constitutes a quorum for purposes of conducting business at the Annual Meeting?
Answer:

A majority of the outstanding shares of Company common stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order for a quorum to be present.  An abstention and a broker non-vote both count toward the establishment of a quorum.

Question:	What is a Broker “Non-Vote”?
Answer:

A broker “non-vote” occurs when a broker acting as the nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Question:	What vote is required to approve electing the directors at the Annual Meeting?
Answer:	Each director will be elected by the affirmative vote of a plurality of the votes cast in person or by proxy in the election at the Annual Meeting whether in person or by proxy.
Question:	What vote is required to approve the Company suspending or terminating its filing obligations with the Securities and Exchange Commission, also called “Going Dark”?

Proxy Statement	Page 3	First Hartford Corporation

Answer:

The affirmative vote of a majority of our common stock outstanding is recommended to approve the Company suspending or terminating its filing obligations with the Securities and Exchange Commission, also called “Going Dark”.  But this action is not required to be submitted to the shareholders for a vote, and could alternatively be executed by an affirmative vote of the Board of Directors without any vote input by the shareholders.  Further, the chairman of the Company holds a majority of voting stock of the Company and thus, alone, he can cast a vote to approve the action sought.  But because the shares are thinly traded, and since the chairman controls a majority of the shares, it was decided to effectively poll the shareholders through a vote on the topic.  If a majority of the public actively votes in opposition to the Company Going Dark, the Board and management may reconsider so proceeding.

Question:	What will be the effect of abstentions and broker non-votes have on the vote on the matters to be acted upon at the Annual Meeting?
Answer:

Abstentions and broker non-votes will have no effect on the election of directors.  The effect of an abstention or a broker non-vote, if any, on the Going Dark question as it is a “routine” matter, is the same as that of a vote against the proposal.  However, the Company will not consider abstentions and broker non-votes as “active” votes for purposes of the potential of reconsidering taking action to Go Dark as discussed in Item 2 of this proxy statement.

Question:	Who will count the votes for the Annual Meeting?
Answer:

Our transfer agent provides vote tabulating services and a certified report of the tabulation will be provided.  Ballots at the meeting will be counted by the inspectors and judges of election at the meeting; it is anticipated that two officers of the Company will serve as the inspectors and judges of election.

Question:	Who will solicit proxies for the Annual Meeting and who will bear the cost of such solicitation?
Answer:

The Board of Directors are soliciting proxies, the form of which is enclosed, for the Annual Meeting.  The cost of this solicitation will be borne by the Company.  Our officers, directors or regular employees may communicate with shareholders personally or by mail, e-mail, telephone, telegram or otherwise for the purpose of soliciting proxies but will receive no additional compensation for such solicitations.  We and our authorized agents will request brokers or other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material.

Question:	Will a copy of this year’s Annual Report be sent to me?
Answer:	Copies of our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 are being delivered to shareholders together with this proxy statement.
Question:	Does the Company expect representation of its independent registered public accounting firm to be present and available to answer questions at the Annual Meeting?
Answer:

Representatives of our auditors, Mahoney Sabol & Company are not expected to be present at our Annual Meeting and thus will not have an opportunity to make a statement there.  The Company believes that Mahoney Sabol & Company’s presence is not required as they are expected to be available to respond to appropriate questions submitted in writing to Mr. Carlson prior to or at the Annual Meeting.

Proxy Statement	Page 4	First Hartford Corporation

ITEM 1 - ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to vote the shares represented by such proxy “FOR ALL” of the director nominees listed below and that they will hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.

The number of nominees was determined by the Board of Directors pursuant to the Company’s Bylaws.  The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before this year’s Annual Meeting.  If, for any reason, any nominees for director are unable or unavailable to serve or for good cause will not serve, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced.

Certain information regarding each nominee is set forth in the table and text below.  The number of shares, if any, beneficially owned by each nominee is listed below under “Security Ownership of Certain Beneficial Owners and Management.”

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth:  (i) the names and ages of the nominees for election to director; (ii) the other positions and offices presently held by such persons with the Company; (iii) the period during which such persons have served on the Board of Directors of the Company; (iv) the expiration of each director’s term as director; and (v) the principal occupations and employment of the persons.  Additional biographical information for each person follows the table.  Each nominee has consented to being named in this proxy statement as a nominee for election as director and has agreed to serve if elected.  There are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominee was or is to be selected as such.

Nominees of Directors for Election at FY 2017 Annual Meeting

Name	Age	Position	Expiration of Term	Period of Board Service	Period of Service as Executive Officer
Neil H. Ellis	89	Chairman and director	January 31, 2019	1966 - Present	1968 - Present
John Toic	45	President and director	January 31, 2019	2015 - Present	2015 - Present
Jeffrey M. Carlson	62	General Counsel, Secretary, and director	January 31, 2019	2015 - Present	2015 - Present
William M. Connolly	68	Managing Partner of Connolly & Partners, and director	January 31, 2019	2015 - Present	N/A
Jonathan Bellock	31	Vice President and director	January 31, 2019	2017 - Present	2017 - Present

Executives or Directors Not Standing for Re-election:

David B. Harding	73	Retired Vice President and director	Nov. 20, 2017	1998 –Nov 2017	1992 - Nov. 2017

Nominees for Directors

Neil H. Ellis served as President and as a director of the Company since 1966 until 2015, at which time he resigned as President and continued as Chairman of the Board.    Mr. Ellis also serves as President and a director of Green Manor Corporation, a holding company owned by Mr. Ellis and his wife, and as a Vice President of Journal Publishing Company, Inc., a corporation that publishes a newspaper in New England, which is owned by Green Manor Corporation.  Mr. Ellis also serves as a director of the Gerald P. Murphy Cancer Foundation and as a trustee of the Jonathan G. Ellis Leukemia Foundation.

Proxy Statement	Page 5	First Hartford Corporation

John Toic was appointed President of the Company and elected a director in 2015.  He has been employed by the Company since 2003.  In 2005, he was placed in charge of the then newly formed fee-for-service segment (preferred developer services to CVS and Cumberland Farms).  Prior to 2003, Mr. Toic was Assistant Director of Administration for the City of Cranston, RI.

Jeffrey M. Carlson has been serving as General Counsel since 2000 and has been counsel to the Company since 1981.  He was appointed to be Secretary of the Company and elected a director of the Company in 2015.  He is admitted to practice law in the State of Connecticut since 1981, and holds both a B.A. from Fairfield University and a law degree from Southwestern University School of Law.

William M. Connolly has been a director of the Company since 2015.  Mr. Connolly has been the Managing Partner of Connolly and Partners, LLC (75% owned by the Company) since 2005.  Connolly and Partners develops mixed income and affordable housing which comprises the Housing portion of the Company.  Mr. Connolly has been involved in the management development and redevelopment of real estate since 1972.

Jonathan R. Bellock was appointed a director of the Company on November 20, 2017 to fill the vacancy created upon Mr. Harding’s retirement.  Mr. Bellock became vice president to the Company also on November 20, 2017.  Mr. Bellock received his Bachelor of Arts at Union College and has been with the company since 2009.  In 2011, he opened and began operating a new regional office in Houston, TX.  Since 2011, he has worked in Houston, TX on project acquisition and development in both the fee-for-service and shopping center development programs.  Mr. Bellock is the grandson of Mr. Ellis, the chairman of the Company; please see:  “Family Relationships”.

Although the Company does not have an Independent Audit Committee, the directors bring to the Board the background and experience of people who would otherwise be eligible to be on the Audit Committee.

The Board does not have a policy with regard of diversity in identifying nominees for Directors.

Executives or Directors Not Standing for Re-election:

David B. Harding retired as an executive officer and director of the Company on November 20, 2017.  He had been a Vice President of First Hartford since 1992 and a director of the Company since 1998.  The Company appreciates Mr. Harding’s dedicated and valuable service to the Company.

Family Relationships

Jonathan R. Bellock, was appointed a director and an executive officer of the Company on November 20, 2017.  Mr. Bellock is the grandson of Mr. Ellis, the chairman of the Company.  Mr. Ellis is also the majority shareholder of the Company’s common stock.  Mr. Bellock owns 23,763 shares of the Company.  Mr. Ellis and Mr. Bellock disclaim formation of or acting as a group.

Proxy Statement	Page 6	First Hartford Corporation

Recommendation and Vote Required

A director will be elected by the affirmative vote of a plurality of the votes cast in person or by proxy in the election at the Annual Meeting.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board Composition and Committee Memberships

The Board of Directors is composed of Neil H. Ellis, John Toic, Jeffrey M. Carlson, William M. Connolly, and Jonathan R. Bellock.  The Board of Directors in its entirety performs such functions as would otherwise be performed by an audit committee, compensation committee and nominating and corporate governance committee.

Director Independence

The Board of Directors has determined that none of the director nominees, each of whom currently serves on the Board or is nominated to serve, are either “independent” within the meaning of The NASDAQ Stock Market (“Nasdaq”) independence standards or for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to audit committees.

Meetings of the Board of Directors

There were 14 board meetings during the period May 1, 2016 to the present approving various guaranties of the Company to affiliates/subsidiaries for various construction/development projects and/or refinancing of existing loans for developed projects.  There was a quorum at all of these meetings.

The Board of Directors does not have a standing audit, compensation or nominating and corporate governance committee, or committees performing similar functions.  The Board of Directors does not believe a standing nominating and corporate governance committee is necessary because the full Board of Directors currently participates in the consideration of director nominees.  The Board of Directors does not have a charter with respect to the duties it fulfills in its nominating capacity.  Mr. Ellis is the grandfather of Mr. Bellock.  Messrs. Ellis, Toic, Carlson, and Bellock are members of our management and Mr. Ellis has various business relationships with First Hartford described under “Certain Relationships and Related Transactions.

Mr. Ellis is Chairman of the Board of Directors and, as such, is the Company’s principal executive officer.  It is not feasible at this time given the ownership, economics and size of the Company that an Independent Chairman be appointed.  If and when Mr. Ellis chooses to retire, the issue will be revisited.

Selection of Director Candidates

The Board of Directors will give consideration to director candidates recommended by shareholders in accordance with the procedures described under “Shareholder Proposals” described within.  When considering nominations for membership on the Board, whether submitted by shareholders or otherwise, the Board of Directors will seek to identify persons who the board believes to have the highest capabilities, judgment and ethical standards and who have an understanding of our business.

Proxy Statement	Page 7	First Hartford Corporation

Shareholder Communications with our Board of Directors

The Board of Directors has implemented a process by which shareholders may communicate with our Board of Directors.  Shareholders may communicate with any of our directors by writing to them c/o First Hartford Corporation, P.O. Box 1270, 149 Colonial Road, Manchester, Connecticut 06045-1270.

Audit Committee

The Company does not have an audit committee or an audit committee charter; accordingly, the entire Board of Directors performs the functions described in the audit committee report set forth below.  Messrs. Ellis, Toic, Carlson, and Harding were members of our management as of the date of the report, and Mr. Connolly is an employee of the Company through serving as a managing partner of a 75% affiliate of the Company.  Mr. Harding resigned from the Board and the audit committee as of November 20, 2017; on such date Jonathan R. Bellock was appointed to the Board and to the audit committee.  Mr. Ellis is the grandfather of Mr. Bellock.  Also, Mr. Ellis has various business relationships with First Hartford described under “Certain Relationships and Related Transactions” herein.  Thus, none of the members of the Board of Directors meet the criteria for independence established by Nasdaq or other self-regulatory organizations.  The Company does not otherwise meet the eligibility requirements for listing on Nasdaq or other self-regulatory organizations.

The Board has not determined whether any member of the Board of Directors qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Audit Committee Report

The Board of Directors has:

(a)          reviewed and discussed our audited financial statements;

(b)          discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(c)          received the written disclosures and the letter from our auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence and discussed the independence of our auditors with our independent auditors.

Based on the review and discussions described above, the Board of Directors approved the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017.

The Board of Directors

Neil H. Ellis (Chairman)

John Toic

Jeffrey M. Carlson

William M. Connolly

David B. Harding

Compensation Committee

The Company does not have a separately designated compensation committee or a compensation committee charter because it believes that, in a company of its size with no independent Directors, it is most appropriate for the full Board to serve this function.  Each member of the Board (with the exception of Mr. Connolly) was a named executive officer of the Company during the fiscal year ended April 30, 2017.  Mr. Connolly is an employee of the Company through serving as a managing partner of a 75% affiliate of the Company.  Mr. Harding resigned from the Board and the compensation committee as of November 20, 2017; on such date Jonathan R. Bellock was appointed to the Board and to the compensation committee.  Mr. Ellis is the grandfather of Mr. Bellock.  From time to time the Board has engaged a compensation consultant to advise it with regard to compensation matters.  No compensation consultant was engaged by the Board in connection with compensation matters for the fiscal year ended April 30, 2017.

Proxy Statement	Page 8	First Hartford Corporation

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended April 30, 2017, Mr. Ellis (who served as our Chairman), Mr. Toic (who served as our President), Mr. Carlson (who served as our Secretary), and Mr. Harding (who served as our Vice President and retired November 20, 2017), each participated in the Company's deliberations regarding executive compensation.  Mr. Bellock will participate in future deliberations.  Mr. Ellis is the grandfather of Mr. Bellock.  It is noted that Mr. Ellis is the president and a director of Green Manor Corporation and has various business relationships with First Hartford described under “Certain Relationships and Related Transactions”.

Certain Relationships and Related Transactions

(a)                 Parkade Center Inc. (a wholly owned subsidiary of First Hartford Corporation) has a 1.99% interest in Hartford Lubbock Parkade LP II, a partnership, which owns a shopping center in Lubbock, Texas. Lubbock Parkade Inc., a wholly owned subsidiary of Journal Publishing Inc., owns 98.01% of the Partnership.  Journal Publishing Inc. is owned by Neil H. Ellis, the Chairman of First Hartford Corporation, and his wife Elizabeth, through their ownership of Green Manor Inc.  First Hartford Realty Corporation manages the property and receives a 4% management fee, which is the industry norm for a shopping center.

For the fiscal years ended April 30, 2017 and 2016, Parkade Center Inc. and First Hartford Realty Corporation earned the following:

	2017	2016
Management Fee (at 4%)	$70,554	$71,217

For the years ended April 30, 2017 and 2016, Parkade Center Inc. received distributions of $17,802 and $7,264, respectively.  For the years ended April 30, 2017 and 2016, Lubbock Parkade Inc. received distributions of $962,378 and $312,000, respectively, from Hartford Lubbock LP II.

(b)           Jonathan R. Bellock, was appointed a director and an executive officer of the Company on November 20, 2017.  Mr. Bellock is the grandson of Mr. Ellis, the chairman of the Company.  Mr. Ellis is also the majority shareholder of the Company’s common stock.  Mr. Bellock owns 23,763 shares of the Company.  Mr. Ellis and Mr. Bellock disclaim formation of or acting as a group.

Principal Accountant Fees and Services

On December 5, 2013, the Company engaged Mahoney, Sabol & Company, LLP to audit 2012 and 2013, which engagement has been renewed annually through 2017.

The amounts in the table below represent fees paid to Mahoney, Sabol & Company, LLP during the following fiscal years:

	2017	2016
Audit Fees (1)	$128,000	$125,000
Audit Related Fees(2)	19,000	-0-
Tax Fees	-0-	-0-
All Other Fees (3)	4,922	-0-

Proxy Statement	Page 9	First Hartford Corporation

(1)     Includes fees for the audit of the Company’s annual financial statements included in its Annual Report on Form 10-K and Form 10-Q’s filed quarterly.

(2)     Fees for the audit of one of the Company’s subsidiaries.

(3)     Fees for the review of CAM charges at one of the Company’s subsidiaries.

Audit Committee Pre-Approval Procedures

Because the Company has no separately designated audit committee or charter, the functions of an audit committee are performed by the entire Board of Directors.  The Board has not adopted a formal policy, but follows a standard practice concerning the pre-approval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm.  The practice requires that all services to be performed by the Company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Board of Directors.  The Company’s independent registered public accounting firm submits an engagement letter to the Board outlining the services it proposes to perform, and the letter is signed and agreed to by the Chairman.  At subsequent Board of Directors meetings, the Board of Directors may receive updates on services being provided by the independent registered public accounting firm.  Since May 6, 2003, the effective date of the SEC rule applicable to services being provided by the independent accountants, each new engagement of the Company’s independent registered public accounting firm was approved in advance by the Board of Directors.

Proxy Statement	Page 10	First Hartford Corporation

EXECUTIVE COMPENSATION

Summary Compensation Table

Name& Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Neil H. Ellis, Chairman	2017	$399,989	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$399,989
	2016	$400,000	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$400,000
John Toic, President	2017	$400,000	$75,000	$-0-	$-0-	$-0-	$-0-	$8,477(1)	$483,477
	2016	$201,455	$299,166	$-0-	$-0-	$-0-	$-0-	$11,090(1)	$511,711
Jeffrey Carlson, General Counsel & Secretary	2017	$175,000	$25,000	$-0-	$-0-	$-0-	$-0-	$7,710(1)	$207,710
	2016	$175,000	$25,000	$-0-	$-0-	$-0-	$-0-	$7,682(1)	$207,682
Jonathan R. Bellock, Vice President	2017	$100,558	$60,000	$-0-	$-0-	$-0-	$-0-	$6,475(1)	$167,033
	2016	$78,535	$30,000	$-0-	$-0-	$-0-	$-0-	$3,844(1)	$112,379
Eric Harrington, Treasurer	2017	$140,000	$-0-	$-0-	$-0-	$-0-	$-0-	$5,616(1)	$145,616
	2016	$134,616	$-0-	$-0-	$-0-	$-0-	$-0-	$4,457(1)	$139,073
William Connolly, Managing Director of Connolly and Partners, LLC	2016	$149,993	$55,460	$-0-	$-0-	$-0-	$-0-	$6,358(1)	$211,811
	2015	$149,988	$72,243	$-0-	$-0-	$-0-	$-0-	$4,979(1)	$227,210
David B. Harding, retired as Vice President (2)	2017	$113,738	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$113,738
	2016	$150,010	$-0-	$-0-	$-0-	$-0-	$-0-	$5,681(1)	$155,691

Footnote 1:  The compensation referenced is compensation received by each respective person under the Company’s 401(k) deferred compensation plan and predecessor SIMPLE IRA plan.

Footnote 2:  Mr. Harding was serving until the date of his retirement, November 20, 2017.  Compensation totaling $20,960 will be paid to him from November 21, 2017 through January 2, 2018 as a post-employment Board-approved severance benefit for Mr. Harding’s loyalty and long-term service to the Company.

Proxy Statement	Page 11	First Hartford Corporation

STOCK OPTIONS

The Company does not have a stock option plan.

BENEFITS AND PERQUISITES

Medical

All employees, including executive officers, working over 30 hours a week are entitled to Company-paid medical insurance of which the employee pays, family $109 a week, employee and spouse $97 a week, and employee alone $44 a week.

Mr. Ellis has opted out of the Company plan and is covered by Medicare.

Disability

Short-term (up to 180 days)

Non-management employees receive the first week week’s pay at 100% of their salary or rate of pay when out on short term disability. The following weeks (based on years of service - one week per year of service) are paid at 70% of salary or rate of pay.  Any additional weeks are paid at 60% of salary or rate of pay.  The maximum benefit will not exceed $6,000 a month and ends at the 180th day of disability, at which time the long-term disability insurance takes effect.

Management employees, as defined by the Company and including executive officers, receive 100% of their pay for the first 180 days of disability and, thereafter, the long-term disability insurance takes effect.

Long-term (over 180 days)

After 180 days of disability, employees receive 60% of their regular straight-time salary for absences due to long-term illness or injury until they reach eligibility for Social Security or death.   Management employees, as defined by the Company and including executive officers, will have the difference between the long-term disability benefits and normal full salary paid for by the Company as determined by the Board of Directors.

Life Insurance

Each employee of First Hartford, including each executive officer, is eligible to receive life insurance until such employee reaches the age of 70 that, in the event of such employee’s death, will provide proceeds of two times the annual salary of each employee.  At the age of 70, the amount of life insurance proceeds each employee is entitled to receive upon his death is equal to one times such employee’s annual salary.

Automobiles

To assist management of the Company in carrying out its responsibilities and to improve job performance, the Company provides all of its named executive officers with automobiles.  The Company cannot specifically or precisely ascertain the amount of personal benefit, if any, derived by those officers from such automobiles.  However, after reasonable inquiry, the Company has concluded that the amount of any such personal benefit is immaterial and does not in any event exceed $10,000 to any officer.  No provision has therefore been disclosed in the Summary Compensation Table for any such benefit.  All of the above mentioned officers are provided automobiles.

GRANT OF PLAN-BASED AWARDS DURING THE FISCAL YEAR ENDED

APRIL 30, 2017

None of the Company’s named executive officers received a grant of plan-based compensation during the fiscal year ended April 30, 2017.

Proxy Statement	Page 12	First Hartford Corporation

BONUSES

APRIL 30, 2017

Prior to December 31, 2015, Mr. Toic’s base salary was $105,019.  In addition, Mr. Toic had an agreement to receive a $7,500 bonus on each CVS / Cumberland Farms fee for service closing, with a minimum of $175,000 for any calendar year.  During fiscal years 2017 and 2016, Mr. Toic received bonuses of $-0- and $174,167, respectively, under this agreement.  In addition, in fiscal years 2017 and 2016, Mr. Toic received bonuses totaling $75,000 and $125,000, respectively, for his work on the sale of several properties.  Beginning on January 1, 2016, Mr. Toic no longer receives bonuses prospectively (he may still be paid for certain identified property sales that have not yet occurred as of that date) and his base salary was increased to $400,000.

In fiscal years 2017 and 2016, Mr. Carlson received $25,000 bonuses, respectively, for his work on the sale of several properties.

Mr. Connolly receives commissions equal to 8% of gross management fees paid by the three residential properties.  In fiscal years 2017 and 2016, he received $55,460 and $72,243, respectively.

Mr. Bellock receives a $5,000 bonus on each CVS fee for service closing in TX.  In fiscal years 2017 and 2016, he received bonuses totaling $60,000 and $27,500, respectively.

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL YEAR ENDED APRIL 30, 2017

The Company does not have a stock option plan in effect.

PENSION BENEFITS FOR THE FISCAL YEAR ENDED APRIL 30, 2017

The Company no longer maintains a defined benefit pension plan.

NONQUALIFIED DEFERRED COMPENSATION

FOR THE FISCAL YEAR ENDED APRIL 30, 2017

On December 1, 2014, the Company adopted a Deferred Bonus Plan that awarded six employees an annual payment of $21,667 each for three years.  Included in these six employees are Mr. Harding, Mr. Toic, and Mr. Carlson.  All of the six employees satisfied the vesting requirement and received the first two annual payments as of April 30, 2017.  The total expense recorded for this bonus was $390,000, of which $195,000 related to the three named executives.

On March 6, 2014, the Company adopted a Deferred Bonus Plan for Mr. Harding agreeing to pay him 7% of the amount of any remaining Operating Reserve held at Clarendon, as defined, payable to the Company upon approved distribution of the Operating Reserve upon termination of the Partnership Agreement.  There has been no expense recognized as of April 30, 2017 as the event needed to trigger this payment has not yet occurred.

Each employee of First Hartford may participate in the First Hartford 401(k) Plan (which replaced the First Hartford SIMPLE IRA on January 1, 2016), a tax-qualified defined contribution plan, pursuant to which First Hartford will match up to 4% of each employee’s annual salary.  Mr. Ellis has never participated in this plan.  The other officers received Company matching contributions for the fiscal years ended April 30, 2017 and 2016, as reflected in the “All Other Compensation” column of the Summary Compensation Table above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

                The Company does not have employment agreements with any of our named executive officers and does not maintain a severance policy or arrangement that provides for payments to any named executive officer in the event of a termination of employment or a change in control of the Company.  As a result, none of our named executive officers would have been entitled to any payments or other benefits if a termination or change in control event had occurred on the last business day of the Company’s fiscal year ended April 30, 2017.

Proxy Statement	Page 13	First Hartford Corporation

DIRECTOR COMPENSATION

The Company’s Board of Directors is comprised of Neil H. Ellis, John Toic, David B. Harding, Jeffrey M. Carlson, Jonathan R. Bellock, and William M. Connolly, each of whom (with the exception of Mr. Connolly) also is a named executive officer of the Company.  Mr. Connolly is an employee of the Company through serving as a managing partner of a 75% affiliate of the Company.  Further, Mr. Harding retired from his service as a director and executive officer of the Company effective November 20, 2017.  No separate fees are paid to any of the directors for serving on the Board of Directors, and during the fiscal year ended April 30, 2017, no directors received any compensation for their service in such capacity.  The compensation received by Messrs. Ellis, Toic, Harding, Carlson, Bellock, and Connolly for their service as employees of the Company during the fiscal year ended April 30, 2017 is shown in the Summary Compensation Table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Company common stock as of November 4, 2017, as a date as close as possible to the record date of November 21, 2017, by each director nominee, by the Company’s named executive officers, by all directors and executive officers as a group, and by any individual or group owning more than 5% of Company common stock.  Except as set forth in the table below, the Company knows of no person or group that beneficially owns 5% or more of the Company common stock.  Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Company common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Stock (2)
Neil H. Ellis	1,355,326 (3)	58.5%
43 Butternut Road Manchester, CT 06040
John Filippelli 23 Lakeview Drive Pawling, NY 12564	280,458 (4)	12.1%

Joel Lehrer 231 Atlantic Street, Unit 58 Keyport, NJ 07735	200,000 (5)	8.6%

All directors and executive officers as a group: 6 in number of which 3 are shareholders: Mr. Ellis reported above, Mr. Connolly owns 100 shares of the Company, and Mr. Bellock owns 23,763 shares of the Company.	1,379,189	59.6%

____________________

(1)       The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in SEC regulations and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares voting or dispositive power.  Beneficial ownership may be disclaimed as to some of the shares.  A person is also deemed to beneficially own shares of Company common stock which such person does not own but has a right to acquire presently or within sixty days after the mailing date of this proxy statement.

Proxy Statement	Page 14	First Hartford Corporation

(2)       Percent of class calculation based on 2,315,799 shares outstanding as of November 4, 2017, as a date as close as possible to November 21, 2017, the record date, plus, solely in the case of persons who own exercisable options, the shares which may be obtained upon the exercise of such options.

(3)       Includes:  417,183 shares owned by a corporation that is wholly owned by Mr. and Mrs. Ellis; 18,593 shares owned beneficially and of record by Mr. Ellis’ wife; and 53,412 shares held as Trustee of a Trust for Mr. Ellis’ daughters with respect to which Mr. Ellis disclaims beneficial ownership.  Excludes 14,250 shares of Company common stock held as Trustee for the Jonathan G. Ellis Leukemia Foundation (a charitable foundation).

(4)       Based on a Schedule 13G jointly filed by John Filippelli and his wife, Barbara K. Filippelli, with the SEC for period ending December 31, 2016.  Included in Mr. Filippelli’s shares are 279,806 shares over which he has Shared Dispositive Power with his wife and 652 shares owned by Mrs. Filippelli.

(5)       Based on a Schedule 13G filed by Joel Lehrer with the SEC on February 11, 2010.

ITEM 2 - “GOING DARK”

The Board of Directors has approved and requests that the shareholders vote to approve the Company suspending or terminating its filing obligations with the U.S. Securities and Exchange Commission (“SEC”) also called “Going Dark”, once the Company is so eligible.  The Company has been filing annual, quarterly, and current reports with the SEC on forms 10-K, 10-Q and 8-K, as well as its annual proxy statement on Schedule 14A since 1967.

There were approximately 318 shareholders of record for the Company’s common stock as of April 30, 2017.  A trend the Company has noticed is the number of shareholders of record has been consistently attenuating each quarter.  The Company anticipates the number of shareholders of record will fall below 300 in the very near term.  Once the number of shareholders of record falls below 300, subject to other conditions of the SEC’s Regulations, the Company may be eligible to Go Dark.  The Board of Directors is in favor of the Company “going dark” since doing so would create savings in the Company’s accounting, legal, and professional expenses since the SEC reporting compliance obligations would then cease.

The Company estimates its incremental external audit costs as an SEC reporting company and to comply with Sarbanes-Oxley and general SEC regulations such as Regulation S-K and Regulation S-X are approximately $40,000 annually.  Similarly, the Company incurs incremental external legal compliance costs with addressing its regulatory burdens under the identified regulations, which are approximately $20,000 annually.  Also, the Company incurs other external professional and consulting services, such as Annual Report printing and SEC EDGAR conversion and filing expenses, of approximately $17,000 annually.  Finally, the Company also incurs approximately $15,000 of internal compliance costs of staff time attending to the audit and legal requirements for its regulatory burdens under the identified regulations that will no longer be incurred.  Thus, the Company estimates its total SEC reporting company regulatory burden exceeds $92,000 annually.  These cost savings will benefit the profitability of the Company.

The common stock of the Company currently trades on the OTC Securities Market under the symbol “FHRT”.  The common stock of the Company has an illiquid trading market and fails to attract any market following.  The trading volume over the past ten years has netted four (4) trading days exceeding 10,000 shares traded; its highest volume was 21,500 shares on one of those four days over the ten years.  Most days volume equals zero, and on the sporadic trading days most trades range from a volume of a few hundred shares to under 5,000 shares.  The average volume over the 30 days from September 15 through October 16, 2017 equal 103 shares.  The economic impact thus ranges from $300 to up to a rare high mark over ten (10) years of $15,000 in trading value on the days shares are exchanged.  Yet the economic impact on the Company to remain an SEC reporting company is heavy as discussed below.

Proxy Statement	Page 15	First Hartford Corporation

The Company understands that its public shareholders have freely tradable common stock and that maintaining a trading market is beneficial for the continued ability of the public shareholders to trade the stock.  Therefore, the Company intends to maintain at least one of its listings in the Mergent Industrial Manual, the Mergent OTC Industrial Manual, and/or the Mergent OTC Unlisted Manual which by being tri-published in a “recognized securities manual” provides the 39 individual states’ securities regulations “manual exemption” provision under which broker-dealers are free to solicit and trade stock of the published companies thus permitting secondary trading in the Company’s stock for investors in up to 39 states.  Further, the Company will attempt to maintain a continued listing through the OTC Securities Market through its Pink Sheets listings; however, there can be no assurance that any broker-dealer will make or continue to make a market in the Company’s common stock; it is required for trading on the OTC Pink Sheets that at least one broker-dealer make a market in the Company’s common stock.  However, once it Goes Dark, it is anticipated that the Company’s shares would have far less visibility and the current limited liquidity may be further constrained in the market, and the current broker-dealers making markets in the Company’s common stock may cease doing so.

Once the Company Goes Dark, it will have reduced regulatory oversight and therefore may be able to implement shareholder initiatives such as share repurchase programs with less regulatory restrictions.  By Going Dark the Company will produce and share far less information available to the investing public.  Thus investors will often not have relatively current information on which to base their investment decisions.  However, the Company’s common stock will still be eligible to trade among public investors and thus continues to be a publicly traded entity and continues to be subject to the antifraud and insider trading provisions of the Securities Exchange Act of 1934.

But since so few shares of the Company trade annually and on a daily basis, the Company believes the value of Going Dark outweighs the value of providing more information to the public under SEC regulations.  All of the above factors support the decision of the Board for the Company to Go Dark.

The Company intends to voluntarily file a current report on a Form 8-K approximately two weeks in advance of suspending or terminating its Securities Exchange Act of 1934 reporting obligations in order to provide specific advance notice to its shareholders and the public market.

Vote Required:  The affirmative vote of a majority of our common stock outstanding is recommended to approve the Company suspending or terminating its filing obligations with the Securities and Exchange Commission, also called “Going Dark”.  But this action is not required to be submitted to the shareholders for a vote, and could alternatively be executed by an affirmative vote of the Board of Directors without any vote input by the shareholders.  Further, the chairman of the Company holds a majority of voting stock of the Company and thus, alone, he can cast a vote to approve the action sought.  But because the shares are thinly traded, and since the chairman controls a majority of the shares, it was decided to effectively poll the shareholders through a vote on the topic.  If a majority of the public actively votes in opposition to the Company Going Dark, the Board and management may reconsider so proceeding.  However, the Company will not consider abstentions and broker non-votes as “active” votes for purposes of the potential of reconsidering taking action to Go Dark.

The Board of Directors recommends a vote FOR Item 2, “Going Dark”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Company’s equity securities on Forms 4 and 5.  The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).  Based solely upon a review of such forms actually furnished to the Company, and written representations of the Company’s directors and executive officers that no forms were required to be filed, the Company believes that during fiscal year 2017, all directors, executive officers and 10% shareholders of the Company have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act, except that the Company believes that during fiscal year ended April 30, 2017 that:   one 10% shareholder, Mr. John Filippelli filed three Form 5 filings on a late basis correcting his missed filings required to have been filed on Form 4 at the times of such transactions during fiscal years ended April 2014, 2015 and 2016 by filing a late filed Form 5 for each such fiscal year; the late filings report 15 late filed transactions.  Additionally, the wife of such 10% shareholder, Barbara K. Filippelli, timely filed on a Form 5 for fiscal year ended April 2017 that five transactions should have been filed on Form 4 at the times of such transactions and thus the filing reports such as late filed transactions.

Proxy Statement	Page 16	First Hartford Corporation

SHAREHOLDER PROPOSALS

                Shareholders who intend to present a proposal for action at next year’s Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than June 30, 2018, together with a copy of the proposal, for such proposal to be included in our proxy statement relating to such meeting.  Shareholders who wish to present a proposal at next year’s Annual Meeting of Shareholders, but do not wish to have the proposal included in the proxy statement for the meeting, must give notice of the proposal to the Secretary of First Hartford no later than 30 days prior to the next annual meeting  in order for the notice to be considered timely under Rule 14a-4(c) of the Exchange Act, which provides that the proxies may have discretionary authority to vote against such a proposal submitted after such date without making any disclosure in the 2018 proxy statement.

If the Company changes the date of its 2018 annual meeting to a date more than 30 days from the date of the 2017 Annual Meeting, then the deadline for submission of shareholder proposals will be changed to a reasonable time before the Company begins to print and send its proxy materials.  If the Company changes the date of its 2017 annual meeting in a manner that alters the deadline, the Company will so state under Part II, Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Annual Meeting.  However, in the event such other matters come before the Annual Meeting, the persons named on the white proxy card will have the discretion to vote on those matters using their best judgment.

Shareholders are urged to mark, sign and date the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

By Order of the Board of Directors,
Neil H. Ellis
December 11, 2017	Chairman

An Annual Report to shareholders for fiscal year ended April 30, 2017 accompanies this proxy statement.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

FIRST HARTFORD	Annual Meeting of
CORPORATION	Stockholders

January 17,
2018 Wednesday
10:00 A.M. local time

This Proxy is Solicited On Behalf
Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

     ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES NAMED IN THIS PROXY TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE MEETING.

1. Election of Directors	FOR	WITHHOLD AUTHORITY		.	FOR	AGAINST	ABSTAIN
(1) NEIL H. ELLIS	◻	◻	2. To approve the Company suspending or terminating its filing obligations with the U.S. Securities and Exchange Commission, also called “Going Dark”, once the Company is eligible:		◻	◻	◻

(2) JOHN TOIC	◻	◻

(3) JEFFREY M. CARLSON	◻	◻

(4) WILLIAM M. CONNOLLY	◻	◻

(5) JONATHAN R. BELLOCK	◻	◻

CONTROL NUMBER

Signature_________________________ Signature, if held jointly_________________________ Date____________, 2017/18.

Note: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

     ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS

Wednesday January 17, 2018

FIRST HARTFORD CORPORATION

    The undersigned shareholder hereby appoints Jeffrey Carlson and Eric Harrington, and each of them, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of common stock of First Hartford Corporation which the undersigned is entitled to vote at the annual meeting of shareholders to be held on Wednesday, January 17, 2018 or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)